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MortgageIT Holdings, Inc. Reports Selected Preliminary 2006 Q1 Operating Data

•	Funds $7.19 billion of loans in the first quarter

•	Gain on sale on prime loans improved significantly

•	Completed a loan securitization of approximately $750 million

New York, N.Y., April 12, 2006— MortgageIT Holdings, Inc. (NYSE: MHL), a residential mortgage real estate investment trust ("REIT"), today reported selected preliminary operating data for the first quarter ended March 31, 2006. The Company will report its 2006 first quarter results after market hours on May 8, 2006.

Portfolio Activity Highlights

The Company's 100% self-originated portfolio totaled approximately $5.0 billion at the end of the first quarter of 2006. The portfolio included approximately $25.0 million of self-originated mortgage backed securities that the Company retained as part of a securitized loan sale.

→	The Company expects the adjusted return on assets for the portfolio to be between 60 and 70 basis points for the first quarter of 2006.

→	During the first quarter, the Company completed a loan securitization of approximately $750 million. The funding cost on this deal had the lowest spread to LIBOR that the Company has received.

Mortgage Bank Loan Funding Activity Highlights

During the first quarter of 2006, the Company funded $7.19 billion of loans, an increase of 66% over the prior year period and exceeding the Company's guidance of $6.0 to $6.5 billion.

→	Gain on sale on prime loans sold to third parties during the first quarter improved significantly from fourth quarter 2005 levels.

→	During the first quarter, the Company sold to third parties substantially all of its inventory of wholesale sub-prime loans, and completed its planned exit from the national wholesale sub-prime business. Gain on sale on sub-prime loans sold to third parties will be negative for the first quarter.

First Quarter Funding Volume ($Billions)
Banked Volume	6.83
Broker Volume	0.36
Total Fundings	7.19
Loans Purchased by Third Parties	6.94
Loans Transferred to Portfolio	0.75
Total Loans Sold/Transferred	7.69
% Refi	56%
% Purchase Money	44%

First Quarter 2006 Conference Call Information

MortgageIT Holdings, Inc. will release its 2006 first quarter financial results after market hours on Monday, May 8, 2006. The Company will also hold a conference call to discuss its first quarter financial results on Tuesday, May 9, 2006 at 10:00 a.m. Eastern Time. Interested parties may listen to the live call by dialing 888-694-4702 (U.S.) or 973-582-2741 (International) and referencing the conference ID #7263046, or by visiting the MortgageIT Holdings corporate website, http://www.mortgageitholdings.com, to listen to a live conference call webcast.

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A replay of the conference call will be available through Tuesday, May 16, 2006, at midnight ET. The replay can be accessed by dialing 877-519-4471 (U.S.) and 973-341-3080 (International). The pass code for the replay is 7263046.

About MortgageIT Holdings, Inc.

MortgageIT Holdings, Inc. (NYSE: MHL) is a self-administered mortgage real estate investment trust ("REIT") focused on the residential lending market. The Company self-originates its investment portfolio of high quality adjustable rate mortgage ("ARM") loans through MortgageIT, Inc., its wholly owned residential mortgage banking subsidiary. MortgageIT, Inc. is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. MortgageIT Holdings is organized and conducts its operations to qualify as a REIT for federal income tax purposes. MortgageIT is organized and operates as MortgageIT Holdings' taxable REIT subsidiary. For more information, please visit http://www.mortgageitholdings.com.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that relate to future, not past, events. In this context, forward-looking statements often address the Company's expected future business and financial performance, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "will" or other similar words or expressions. Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain and include, among other things, statements relating to the Company's ability to fund a fully-leveraged, self-originated loan portfolio, its anticipated loan funding volume and the Company's ability to pay dividends. These statements are based on the current economic environment and management's current expectations and beliefs, and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements are inherently subject to significant economic, competitive, and other contingencies that are beyond the control of management. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, MortgageIT, Inc.'s continued ability to originate new loans, including loans that the Company deems suitable for its securitization portfolio; changes in the capital markets, including changes in interest rates and/or credit spreads; and other risks detailed in the Company's Annual Report on Form 10-K that was filed with the Securities and Exchange Commission ("SEC") on March 15, 2006 and from time to time in the Company's other SEC filings. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACT:

Investors:
Sean McGrath
MortgageIT Holdings, Inc.,
+1-646-346-8700;

Joe LoBello
Brainerd Communicators, Inc.,
+1-212-986-6667,
for MortgageIT Holdings, Inc.